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                                                                    EXHIBIT 23.8



                     CONSENT OF T. J. SMITH & COMPANY, INC.



     As independent oil and gas consultants, T. J. Smith & Company, Inc. hereby consents to the use of our reserve report dated as of December 31, 2000 and to all references to our firm included in or made a part of the Bellwether Exploration Company's Form S-4 to be filed with the Securities and Exchange Commission on or about April 3, 2001.



                                            T. J. Smith & Company, Inc.



                                            By:       /s/ T. J. SMITH

                                              ----------------------------------

                                                         T. J. Smith



April 3, 2001


Houston, Texas